Illumina Reports Financial Results for Third Quarter of Fiscal Year 2013

Raises Fiscal Year 2013 Guidance

San Diego -- (BUSINESS WIRE) - October 21, 2013 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the third quarter of 2013.

Third quarter 2013 results:

•	Revenue of $357 million, a 25% increase compared to $286 million in the third quarter of 2012

•	GAAP net income for the quarter of $31 million, or $0.22 per diluted share, compared to $30 million, or $0.22 per diluted share, for the third quarter of 2012

•
Non-GAAP net income for the quarter of $63 million, or $0.45 per diluted share, compared to $54 million, or $0.41 per diluted share, for the third quarter of 2012 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $83 million and free cash flow of $64 million for the quarter

Gross margin in the third quarter of 2013 was 58.8% compared to 68.5% in the prior year period. Cost of product sales during the third quarter of 2013 included impairment charges of $25.2 million related to discontinuation of a non-core product line. Excluding the effect of these charges as well as stock compensation, amortization of acquired intangible assets, and legal contingencies, non-GAAP gross margin was 70.2% for the third quarter of 2013 compared to 70.5% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2013 were $71.0 million compared to $54.1 million in the third quarter of 2012. R&D expenses included $9.6 million and $7.8 million of non-cash stock compensation expense in the third quarters of 2013 and 2012, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 17.2% compared to 15.9% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2013 were $95.6 million compared to $69.8 million for the third quarter of 2012. SG&A expenses included $16.1 million and $13.2 million of non-cash stock compensation expense in the third quarters of 2013 and 2012, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 20.6% compared to 19.5% in the prior year period.

Depreciation and amortization expenses were $26.9 million and capital expenditures were $18.9 million during the third quarter of 2013. The Company ended the third quarter of 2013 with $1.03 billion in cash, cash equivalents and short-term investments, compared to $1.35 billion as of December 30, 2012.

“These results highlight another quarter of solid operational execution and record financial performance,” said Illumina’s President and Chief Executive Officer Jay Flatley. “We continue to be pleased with the robust global trends demonstrated by our business and believe we are positioned to continue to deliver strong growth.”

Updates since our last earnings release:

•	Launched new reagent kits for MiSeq® which doubled sequencing output to 15 gigabases per run by increasing the number of sequencing reads and overall read length

•	Introduced the TruSight One Sequencing Panel, that targets more than 4800 genes with known associated clinical phenotypes

•	Applied CE mark to the MiSeqDx™ system, expanding its use in clinical laboratories

•	Launched the 24-sample array format on the Infinium® BeadChip family of genotyping arrays

•	Announced that the verifi® non-invasive prenatal test is available for women pregnant with twins

•	Announced that Verinata Health received the Clinical Laboratory Permit from the New York State Department of Health

•	Published peer-reviewed data showing that Verinata’s non-invasive verifi prenatal test correctly detects aneuploidies across patients with very low fetal fractions

•	Announced a three-year agreement with Natera to supply the HiSeq® 2500 sequencing system and associated consumables for non-invasive prenatal testing

•	Announced a project with Genomics England Ltd. and the University of Cambridge to sequence 10,000 whole genomes

•	Partnered with the Global Genomics Group to investigate novel biomarkers and biological pathways involved in the development and diagnosis of cardiovascular diseases

•	Further strengthened Illumina's management team by appointing Dr. Richard Klausner as Senior Vice President and Chief Medical Officer, and Bob Ragusa as Senior Vice President of Operations

•	Announced organizational changes, effective January 1, 2014, to ensure Illumina is best positioned for future growth

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and Non-GAAP financial measures.

For fiscal 2013 the Company is now projecting approximately 22% revenue growth and non-GAAP earnings per fully diluted share of $1.75 to $1.77, including the impact of the Verinata and Advanced Liquid Logic acquisitions. These projections assume full year non-GAAP gross margin of approximately 69.5%, a pro forma tax rate of approximately 30% and stock compensation expense of approximately $105 million. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 139 million shares assuming the current stock price.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, October 21, 2013. Interested parties may listen to the call by dialing 888.680.0869 (passcode: 91263308), or if outside North America by dialing 1.617.213.4854 (passcode: 91263308). Individuals may access the live teleconference in the Investor Relations section of Illumina's web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on October 21, 2013 through October 28, 2013 by dialing 888.286.8010 (passcode: 82917243), or if outside North America by dialing 1.617.801.6888 (passcode: 82917243).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company's financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization expense related to acquired intangible assets, non-cash interest expense associated with the company's convertible debt instruments that may be settled in cash, impairment charges, costs related to the unsolicited tender offer for the company's stock, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include the double dilution associated with the accounting treatment of the Company's 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company's past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (iv) challenges inherent in developing, manufacturing, and launching new products and services; and (v) our ability to maintain our revenue and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, including as a result of slowing economic growth in the United States or worldwide, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

# # #

Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Jennifer Temple
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 29, 2013	December 30, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$691,836	$433,981
Short-term investments	336,155	916,223
Accounts receivable, net	235,437	214,975
Inventory	159,866	158,718
Deferred tax assets, current portion	85,475	30,451
Prepaid expenses and other current assets	28,877	32,700
Total current assets	1,537,646	1,787,048
Property and equipment, net	193,649	166,167
Goodwill	667,192	369,327
Intangible assets, net	297,911	130,196
Deferred tax assets, long-term portion	43,296	40,183
Other assets	78,002	73,164
Total assets	$2,817,696	$2,566,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,126	$65,727
Accrued liabilities	199,977	201,877
Accrued legal contingencies	127,012	—
Long-term debt, current portion	28,810	36,967
Total current liabilities	418,925	304,571
Long-term debt	830,690	805,406
Other long-term liabilities	192,807	134,369
Conversion option subject to cash settlement	810	3,158
Stockholders’ equity	1,374,464	1,318,581
Total liabilities and stockholders’ equity	$2,817,696	$2,566,085

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Revenue:
Product revenue	$318,603	$262,418	$928,270	$776,893
Service and other revenue	38,197	23,456	105,582	62,358
Total revenue	356,800	285,874	1,033,852	839,251
Cost of Revenue:
Cost of product revenue (a)	119,954	75,873	308,082	230,935
Cost of service and other revenue (a)	17,643	10,540	48,732	28,761
Amortization of acquired intangible assets	9,263	3,588	24,397	9,674
Total cost of revenue	146,860	90,001	381,211	269,370
Gross profit	209,940	195,873	652,641	569,881
Operating Expenses:
Research and development (a)	70,957	54,056	200,015	174,118
Selling, general and administrative (a)	95,617	69,791	269,391	206,276
Acquisition related (gain) expense, net	(3,942)	(357)	(5,846)	2,460
Unsolicited tender offer related expense	1,326	3,956	13,621	18,742
Headquarter relocation	518	19,475	(232)	23,445
Legal contingencies	—	—	115,369	—
Restructuring	—	138	—	3,434
Total operating expenses	164,476	147,059	592,318	428,475
Income from operations	45,464	48,814	60,323	141,406
Other expense, net	(8,317)	(5,169)	(21,378)	(22,701)
Income before income taxes	37,147	43,645	38,945	118,705
Provision for (benefit from) income taxes	5,790	13,897	(5,702)	39,354
Net income	$31,357	$29,748	$44,647	$79,351
Net income per basic share	$0.25	$0.24	$0.36	$0.65
Net income per diluted share	$0.22	$0.22	$0.32	$0.60
Shares used in calculating basic net income per share	125,465	122,930	124,532	122,929
Shares used in calculating diluted net income per share	140,601	132,507	138,630	133,126

(a) Includes total stock-based compensation expense for stock-based awards:
	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Cost of product revenue	$1,524	$1,928	$4,410	$5,584
Cost of service and other revenue	233	142	544	327
Research and development	9,561	7,764	26,521	22,878
Selling, general and administrative	16,091	13,238	44,605	41,359
Stock-based compensation expense before taxes	$27,409	$23,072	$76,080	$70,148

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net cash provided by operating activities	$83,136	$51,228	$259,582	$212,997
Net cash (used in) provided by investing activities	(101,295)	(17,105)	81,161	(168,623)
Net cash used in financing activities	(75,053)	(8,065)	(82,275)	(4,713)
Effect of exchange rate changes on cash and cash equivalents	1,437	619	(613)	450
Net (decrease) increase in cash and cash equivalents	(91,775)	26,677	257,855	40,111
Cash and cash equivalents, beginning of period	783,611	316,412	433,981	302,978
Cash and cash equivalents, end of period	$691,836	$343,089	$691,836	$343,089

Calculation of free cash flow (a):
Net cash provided by operating activities	$83,136	$51,228	$259,582	$212,997
Purchases of property and equipment	(18,930)	(17,650)	(51,905)	(51,680)
Free cash flow	$64,206	$33,578	$207,677	$161,317

________________________________________________________________________________________________________________

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
GAAP net income per share - diluted	$0.22	$0.22	$0.32	$0.60
Pro forma impact of weighted average shares (a)	0.01	—	0.01	—
Adjustments to net income:
Impairments (b)	0.18	—	0.18	0.16
Amortization of acquired intangible assets	0.09	0.03	0.23	0.08
Non-cash interest expense (c)	0.07	0.07	0.20	0.20
Legal contingencies (d)	0.03	—	0.93	0.02
Acquisition related (gain) expense, net (e)	(0.03)	—	(0.04)	0.02
Contingent compensation expense (f)	0.02	0.01	0.06	0.04
Unsolicited tender offer related expense	0.01	0.03	0.10	0.14
Headquarter relocation (g)	—	0.15	—	0.18
Loss on extinguishment of debt	—	—	—	—
Cost-method investment related gain	—	—	(0.04)	—
Amortization of inventory revaluation costs (h)	—	—	—	—
Restructuring	—	—	—	0.03
Incremental non-GAAP tax expense (i)	(0.15)	(0.10)	(0.60)	(0.31)
Non-GAAP net income per share - diluted (j)	$0.45	$0.41	$1.35	$1.16
Shares used in calculating non-GAAP diluted net income per share	139,573	131,601	137,579	132,185

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$31,357	$29,748	$44,647	$79,351
Impairments (b)	25,214	—	25,214	21,438
Amortization of acquired intangible assets	12,853	3,740	31,789	10,130
Non-cash interest expense (c)	9,103	8,846	27,221	26,230
Legal contingencies (d)	4,299	—	127,780	3,021
Acquisition related (gain) expense, net (e)	(3,942)	(357)	(5,846)	2,460
Contingent compensation expense (f)	2,444	1,496	8,124	4,804
Unsolicited tender offer related expense	1,326	3,956	13,621	18,742
Headquarter relocation (g)	518	19,475	(232)	23,445
Loss on extinguishment of debt	44	—	555	—
Cost-method investment related gain	—	—	(6,113)	—
Amortization of inventory revaluation costs (h)	—	—	458	—
Restructuring	—	138	—	3,434
Incremental non-GAAP tax expense (i)	(20,370)	(13,539)	(82,059)	(39,427)
Non-GAAP net income (j)	$62,846	$53,503	$185,159	$153,628

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	140,601	132,507	138,630	133,126
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(1,028)	(906)	(1,051)	(941)
Weighted average shares used in calculation of non-GAAP diluted net income per share	139,573	131,601	137,579	132,185
______________________________________________________________________________________________________

(a) Pro forma impact of weighted average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Impairment charges of $25.2 million were recorded in Q3 2013 due to the discontinuation of a non-core product line. Assets impaired primarily included a developed technology intangible asset. The impairment charge in 2012 related to the impairment of an in-process research and development intangible asset.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Legal contingencies during the current year primarily represent charges recorded based on an amended judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix's claims are without merit and are not supported by the law or facts. Accordingly, Illumina filed its post-trial motion on July 17, 2013 asking the court to vacate the amended judgment and to enter judgment in our favor or, alternatively, to grant a new trial. If the post-trial motion is unsuccessful, the Company plans to file an appeal challenging the adverse verdict.

(e) Acquisition related (gain) expense, net, during the first three quarters of 2013 consisted primarily of $11.0 million in net gains from changes in fair value of contingent consideration, of which $5.8 million was recorded in Q3. Such gains were partially offset by transaction costs of $3.5 million recorded mostly in Q1, and other acquisition related costs. Acquisition related (gain) expense, net, in Q3 2012 and first three quarters of 2012 consisted of changes in fair value of contingent consideration and transaction costs of $0.7 million recorded in Q3.

(f) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(g) Headquarter relocation for the first three quarters of 2013 consisted of a gain on lease exit liability recorded in Q2 as a result of the Company entering into a sublease at a more favorable rate than previously estimated, partially offset by accretion of interest expense recorded in each of the three quarters on such lease exit liability. Headquarter relocation expense in Q3 2012 and first three quarters of 2012 consisted primarily of the cease-use loss recorded upon vacating our headquarters, double rent expense during the transition to the new headquarters, accretion of interest expense on lease exit liability, and moving costs.

(h) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(i) Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

(j) Non-GAAP net income and net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and net income per share are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Nine Months Ended
	September 29, 2013		September 30, 2012		September 29, 2013		September 30, 2012
GAAP gross profit	$209,940	58.8%	$195,873	68.5%	$652,641	63.1%	$569,881	67.9%
Stock-based compensation expense	1,757	0.5%	2,070	0.7%	4,954	0.5%	5,911	0.7%
Impairments (a)	25,214	7.1%	—	—	25,214	2.4%	—	—
Amortization of acquired intangible assets	9,263	2.6%	3,588	1.3%	24,397	2.4%	9,674	1.1%
Legal contingencies (b)	4,299	1.2%	—	—	12,411	1.2%	3,021	0.4%
Amortization of inventory revaluation costs (c)	—	—	—	—	458	—	—	—
Non-GAAP gross profit (d)	$250,473	70.2%	$201,531	70.5%	$720,075	69.6%	$588,487	70.1%

Research and development expense	$70,957	19.9%	$54,056	18.9%	$200,015	19.3%	$174,118	20.7%
Stock-based compensation expense	(9,561)	(2.7)%	(7,764)	(2.7)%	(26,521)	(2.6)%	(22,878)	(2.7)%
Contingent compensation expense (e)	(107)	—	(754)	(0.3)%	(432)	—	(2,218)	(0.2)%
Impairments (a)	—	—	—	—	—	—	(21,438)	(2.6)%
Non-GAAP research and development expense	$61,289	17.2%	$45,538	15.9%	$173,062	16.7%	$127,584	15.2%

Selling, general and administrative expense	$95,617	26.8%	$69,791	24.4%	$269,391	26.1%	$206,276	24.6%
Stock-based compensation expense	(16,091)	(4.5)%	(13,238)	(4.5)%	(44,605)	(4.3)%	(41,359)	(4.9)%
Amortization of acquired intangible assets	(3,590)	(1.0)%	(152)	(0.1)%	(7,392)	(0.8)%	(456)	(0.1)%
Contingent compensation expense (e)	(2,337)	(0.7)%	(742)	(0.3)%	(7,692)	(0.7)%	(2,586)	(0.3)%
Non-GAAP selling, general and administrative expense	$73,599	20.6%	$55,659	19.5%	$209,702	20.3%	$161,875	19.3%

GAAP operating profit	$45,464	12.7%	$48,814	17.1%	$60,323	5.8%	$141,406	16.8%
Stock-based compensation expense	27,409	7.7%	23,072	8.1%	76,080	7.4%	70,148	8.4%
Impairments (a)	25,214	7.1%	—	—	25,214	2.4%	21,438	2.6%
Amortization of acquired intangible assets	12,853	3.6%	3,740	1.3%	31,789	3.1%	10,130	1.2%
Legal contingencies (b)	4,299	1.2%	—	—	127,780	12.4%	3,021	0.4%
Acquisition related (gain) expense, net (f)	(3,942)	(1.1)%	(357)	(0.1)%	(5,846)	(0.6)%	2,460	0.3%
Contingent compensation expense (e)	2,444	0.7%	1,496	0.5%	8,124	0.8%	4,804	0.6%
Unsolicited tender offer related expense	1,326	0.4%	3,956	1.4%	13,621	1.3%	18,742	2.2%
Headquarter relocation (g)	518	0.1%	19,475	6.8%	(232)	—	23,445	2.7%
Amortization of inventory revaluation costs (c)	—	—	—	—	458	—	—	—
Restructuring	—	—	138	—	—	—	3,434	0.4%
Non-GAAP operating profit (d)	$115,585	32.4%	$100,334	35.1%	$337,311	32.6%	$299,028	35.6%

GAAP other expense, net	$(8,317)	(2.3)%	$(5,169)	(1.8)%	$(21,378)	(2.1)%	$(22,701)	(2.7)%
Non-cash interest expense (h)	9,103	2.6%	8,846	3.1%	27,221	2.6%	26,230	3.1%
Loss on extinguishment of debt	44	(0.1)%	—	—	555	0.1%	—	—
Cost-method investment related gain	—	—	—	—	(6,113)	(0.6)%	—	—
Non-GAAP other income, net (d)	$830	0.2%	$3,677	1.3%	$285	—	$3,529	0.4%
_______________________________________________________________________________________________________

(a) Impairment charges of $25.2 million were recorded in Q3 2013 due to the discontinuation of a non-core product line. Assets impaired primarily included a developed technology intangible asset. The impairment charge in 2012 related to the impairment of an in-process research and development intangible asset.

(b) Legal contingencies during the current year primarily represent charges recorded based on an amended judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix's claims are without merit and are not supported by the law or facts. Accordingly, Illumina filed its post-trial motion on July 17, 2013 asking the court to vacate the amended judgment and to enter judgment in our favor or, alternatively, to grant a new trial. If the post-trial motion is unsuccessful, the Company plans to file an appeal challenging the adverse verdict.

(c) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(d) Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(f) Acquisition related (gain) expense, net, during the first three quarters of 2013 consisted primarily of $11.0 million in net gains from changes in fair value of contingent consideration, of which $5.8 million was recorded in Q3. Such gains were partially offset by transaction costs of $3.5 million recorded mostly in Q1, and other acquisition related costs. Acquisition related (gain) expense, net, in Q3 2012 and first three quarters of 2012 consisted of changes in fair value of contingent consideration and transaction costs of $0.7 million recorded in Q3.

(g) Headquarter relocation for the first three quarters of 2013 consisted of a gain on lease exit liability recorded in Q2 as a result of the Company entering into a sublease at a more favorable rate than previously estimated, partially offset by accretion of interest expense recorded in each of the three quarters on such lease exit liability. Headquarter relocation expense in Q3 2012 and first three quarters of 2012 consisted primarily of the cease-use loss recorded upon vacating our headquarters, double rent expense during the transition to the new headquarters, accretion of interest expense on lease exit liability, and moving costs.

(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 30, 2012, and the Company’s Form 10-Q for the fiscal quarters ended March 31, 2013 and June 29, 2013. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2013
Gross margin
Non-GAAP gross margin	69.5%
Amortization of acquired intangible assets	(2.3)%
Impairments (a)	(1.8)%
Legal contingencies (b)	(1.3)%
Stock-based compensation expense	(0.5)%
GAAP gross margin	63.6%

Diluted net income per share
Non-GAAP diluted net income per share	$1.75 - $1.77
Legal contingencies (b)	(0.60)
Amortization of acquired intangible assets	(0.20)
Non-cash interest expense (c)	(0.16)
Impairments (a)	(0.11)
Unsolicited tender offer related expense	(0.09)
Contingent compensation expense (d)	(0.07)
Cost-method investment related gain	0.04
Acquisition related gain, net (e)	0.03
GAAP diluted net income per share	$0.59 - $0.61
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(a) The Company recorded impairments during Q3 2013 due to the discontinuation of a non-core product line. Such impairment charges primarily related to a developed technology intangible asset.

(b) Legal contingencies primarily represent charges recorded based on an amended judgment associated with the patent litigation brought by Syntrix Biosystems, Inc., or Syntrix. Illumina continues to believe that Syntrix's claims are without merit and are not supported by the law or facts. Accordingly, Illumina filed its post-trial motion on July 17, 2013 asking the court to vacate the amended judgment and to enter judgment in our favor or, alternatively, to grant a new trial. If the post-trial motion is unsuccessful, the Company plans to file an appeal challenging the adverse verdict.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.

(e) Acquisition related gain, net primarily consists of net changes in fair value of contingent consideration and transaction costs.